UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2014

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As of January 1, 2014, Key Technology, Inc. (the "Company") terminated the Credit Agreement between the Company and ABN AMRO Bank N.V. (the "Credit Agreement"), which originally became effective on December 23, 2010. The Credit Agreement totaled €1.75 million and included an operating line of €250,000 and a bank guarantee facility of €1.5 million. The Company had no borrowings and no material bank guarantees outstanding under the Credit Agreement as of the date of termination. The bank guarantee facility was replaced with a €3.0 million bank guarantee facility made available to the Company's Netherlands subsidiary pursuant to an amendment to the Company's domestic credit facility between the Company and Bank of America, N.A. The amendment to the Company's domestic credit facility became effective on May 28, 2013 and was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Vice President and Chief Financial Officer

Dated: January 3, 2014